Exhibit 99.1

NEWS RELEASE

CONTACT:  Jason Korstange

(952) 745-2755

tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $37.9 Million, or 23 Cents Per Share

THIRD QUARTER HIGHLIGHTS

-  Earnings per share of 23 cents, up 17 cents from the third quarter of 2012

-       Core revenue(1) of $305.9 million, up 2.1 percent from the third quarter of 2012

-  Provision for credit losses of $24.6 million, down 74.4 percent from the third quarter of 2012

-  Non-accrual loans and leases of $282.9 million, down 32.9 percent from the third quarter of 2012

-  Loan and lease originations increased $595.5 million, or 23.9 percent, from the third quarter of 2012

-       Average deposits increased $758.2 million, or 5.6 percent, from the third quarter of 2012

-  Announced common and preferred stock dividend payments payable November 29, 2013 and December 2, 2013, respectively

Summary of Financial Results						Table 1
(Dollars in thousands, except per-share data)				Percent Change
	3Q	2Q	3Q	3Q13 vs	3Q13 vs		YTD	YTD	Percent
	2013	2013	2012	2Q13	3Q12		2013	2012 (2)	Change
Net income (loss)	$37,948	$34,057	$9,322	11.4%	N.M.	%	$97,455	$(242,041)	N.M.%
Net interest income	199,627	202,044	200,559	(1.2)	(0.5)		600,762	578,956	3.8
Diluted earnings (loss) per common share	.23	.21	.06	9.5	N.M.		.60	(1.52)	N.M.

Financial Ratios (3)
Pre-tax pre-provision profit return on average assets (4)	2.04%	2.04%	2.61%				2.00%	(1.32)%
Return on average assets	.97	.90	.30				.86	(1.73)
Return on average common equity	9.28	8.39	2.36				8.03	(19.50)
Net interest margin	4.62	4.72	4.85				4.69	4.61
Net charge-offs as a percentage of average loans and leases	.71	.70	2.74				.82	1.67

N.M. Not Meaningful

(1)     Core revenue is calculated as total revenue less gains (losses) on sales of securities of $(80) thousand and $13 million at September 30, 2013 and September 30, 2012, respectively.

(2)     Includes a net, after-tax charge of $295.8 million, or $1.87 per common share, related to the balance sheet repositioning.

(3)     Annualized.

(4)     Pre-tax pre-provision profit (“PTPP”) is calculated as total revenues less non-interest expense. Year-to-date 2012 PTPP excludes the non-recurring net loss of $473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.

WAYZATA, MN, October 25, 2013 – TCF Financial Corporation (“TCF” or the “Company”) (NYSE: TCB) today reported net income for the third quarter of 2013 of $37.9 million, compared with  $9.3 million for the third quarter of 2012, and $34.1 million for the second quarter of 2013. Diluted earnings per common share was 23 cents for the third quarter of 2013, compared with 6 cents for the third quarter of 2012, and 21 cents for the second quarter of 2013.

TCF reported net income for the first nine months of 2013 of $97.5 million, compared with a net loss of $242 million for the same period in 2012 (inclusive of a net after-tax charge of $295.8 million, or $1.87 per common share, related to a balance sheet repositioning involving certain investments and borrowings in the first quarter of 2012 and a net after-tax gain of $8.2 million, or 5 cents per common share, related to the sale of Visa® Class B stock in the second quarter of 2012). Diluted earnings per common share was 60 cents for the first nine months of 2013, compared with a diluted loss per common share of $1.52 for the same period in 2012 (earnings per common share of 30 cents excluding the balance sheet repositioning charge and the net gain related to the sale of Visa Class B stock).

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Chairman’s Statement

“TCF’s credit quality showed steady improvement for the fourth consecutive quarter,” said William A. Cooper, Chairman and Chief Executive Officer. “The third quarter was highlighted by meaningful reductions in provision, delinquencies, and commercial classified assets.”

“During the quarter, TCF continued to take advantage of loan and lease origination opportunities. Meanwhile, TCF’s fifth consecutive quarter of net checking account growth has offset some of the banking fee pressure caused by a change in consumer behavior leading to reduced transaction volumes.

“I am pleased by the progress we have made in executing on our business strategies over the past two years. There is more work to be done, but we believe TCF is now in a much better position for future success, especially as interest rates eventually begin to rise.”

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Revenue

Total Revenue								Table 2
				Percent Change
	3Q	2Q	3Q	3Q13 vs	3Q13 vs	YTD	YTD	Percent
(Dollars in thousands)	2013	2013	2012	2Q13	3Q12	2013	2012	Change
Net interest income	$199,627	$202,044	$200,559	(1.2)%	(.5)%	$600,762	$578,956	3.8%
Fees and other revenue:
Fees and service charges	42,457	41,572	43,745	2.1	(2.9)	123,352	133,691	(7.7)
Card revenue	13,167	13,270	12,927	(.8)	1.9	38,854	39,664	(2.0)
ATM revenue	5,941	5,828	6,122	1.9	(3.0)	17,274	18,597	(7.1)
Total banking fees	61,565	60,670	62,794	1.5	(2.0)	179,480	191,952	(6.5)
Leasing and equipment finance	29,079	22,874	20,498	27.1	41.9	68,413	66,572	2.8
Gains on sales of auto loans	7,140	8,135	7,486	(12.2)	(4.6)	22,421	15,232	47.2
Gains on sales of consumer real estate loans	4,152	4,069	4,559	2.0	(8.9)	16,347	4,559	N.M.
Other	4,304	4,035	3,688	6.7	16.7	12,065	9,211	31.0
Total fees and other revenue	106,240	99,783	99,025	6.5	7.3	298,726	287,526	3.9
Subtotal - core revenue	305,867	301,827	299,584	1.3	2.1	899,488	866,482	3.8
(Losses) gains on securities, net	(80)	—	13,033	N.M.	N.M.	(80)	102,760	N.M.
Total revenue	$305,787	$301,827	$312,617	1.3	(2.2)	$899,408	$969,242	(7.2)

Net interest margin (1)	4.62%	4.72%	4.85%			4.69%	4.61%
Fees and other revenue as a % of total revenue	34.74	33.06	31.68			33.21	29.67

N.M. Not meaningful.
(1) Annualized.

Net Interest Income

•                 Net interest income for the third quarter of 2013 decreased $932 thousand, or .5 percent, compared with the third quarter of 2012. The decrease was driven by downward pressure on yields across the lending businesses due to the prolonged low interest rate environment, partially offset by increases in average loan and lease balances primarily in the auto finance, inventory finance and leasing and equipment finance businesses.

•                 Net interest income for the third quarter of 2013 decreased $2.4 million, or 1.2 percent, compared with the second quarter of 2013. The decrease was attributable to a combination of downward pressure on yields within the quarter mainly in auto finance and consumer real estate and lower average loan balances in the inventory finance portfolio from seasonal liquidations.

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•                 Net interest margin in the third quarter of 2013 was 4.62 percent, compared with 4.85 percent in the third quarter of 2012 and 4.72 percent in the second quarter of 2013. The decrease from the third quarter of 2012 was primarily due to increased cash held at the Federal Reserve. The decrease from the second quarter of 2013 was primarily due to run-off of higher yielding fixed-rate first mortgages exceeding originations and margin pressure within auto finance, as well as the impact of increased cash held at the Federal Reserve.

Non-interest Income

•                 Fees and service charges in the third quarter of 2013 were $42.5 million, down $1.3 million, or 2.9 percent, from the third quarter of 2012 and up $885 thousand, or 2.1 percent, from the second quarter of 2013. The decrease from the third quarter of 2012 was due to fewer average transactions per customer, partially offset by a higher account base. The increase from the second quarter of 2013 was primarily due to growth in the account base for the fifth consecutive quarter.

•                 Leasing and equipment finance revenue was $29.1 million during the third quarter of 2013, up $8.6 million, or 41.9 percent, from the third quarter of 2012 and up $6.2 million, or 27.1 percent, from the second quarter of 2013. The increase was primarily due to higher sales-type lease revenue in the leasing and equipment finance portfolio as a result of customer-driven events.

•                 TCF sold $182.5 million, $161.1 million and $196.9 million of auto loans during the third quarters of 2013 and 2012, and the second quarter of 2013, respectively, resulting in gains in the same respective periods.

•                 TCF sold $142.4 million, $136 million and $139.2 million of consumer real estate loans during the third quarters of 2013 and 2012, and the second quarter of 2013, respectively, resulting in gains in the same respective periods.

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Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q13 vs	3Q13 vs	YTD	YTD	Percent
	2013	2013	2012	2Q13	3Q12	2013	2012	Change
Period-End:
Consumer real estate	$6,415,632	$6,356,426	$6,648,036.9%		(3.5)%
Commercial	3,137,088	3,350,334	3,511,234	(6.4)	(10.7)
Leasing and equipment finance	3,286,506	3,251,703	3,157,977	1.1	4.1
Inventory finance	1,716,542	1,713,528	1,466,269.2		17.1
Auto finance	1,069,053	882,202	407,091	21.2	162.6
Other	26,827	25,099	27,610	6.9	(2.8)
Total	$15,651,648	$15,579,292	$15,218,217.5		2.8

Average:
Consumer real estate	$6,402,612	$6,430,685	$6,729,254	(.4)%	(4.9)%	$6,462,677	$6,789,026	(4.8)%
Commercial	3,282,880	3,336,406	3,538,111	(1.6)	(7.2)	3,321,458	3,496,114	(5.0)
Leasing and equipment finance	3,261,638	3,236,799	3,164,592.8		3.1	3,232,873	3,146,345	2.8
Inventory finance	1,637,538	1,875,810	1,440,298	(12.7)	13.7	1,731,022	1,392,828	24.3
Auto finance	973,418	823,102	367,271	18.3	165.0	823,316	226,092	N.M .
Other	12,299	13,060	16,280	(5.8)	(24.5)	12,996	17,166	(24.3)
Total	$15,570,385	$15,715,862	$15,255,806	(.9)	2.1	$15,584,342	$15,067,571	3.4

N.M. Not meaningful.

•     Loans and leases were $15.7 billion at September 30, 2013, an increase of $433.4 million, or 2.8 percent, compared with September 30, 2012. Quarterly average loans and leases were $15.6 billion for the third quarter of 2013, an increase of $314.6 million, or 2.1 percent, compared with the third quarter of 2012. The increases in period-end and average loans and leases were primarily due to the continued growth of the auto finance portfolio as TCF expands the number of active dealers and sales force in its network and the penetration of existing territories, as well as an increase in the inventory finance portfolio. These increases were partially offset by decreases in commercial loans, primarily due to payoffs in this low interest rate environment exceeding new originations, as well as decreases in consumer real estate loans driven by ongoing loan sales and run-off of first mortgages exceeding originations.

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•     Loan and lease originations were $3.1 billion for the third quarter of 2013, an increase of $595.5 million, or 23.9 percent, compared with the third quarter of 2012. This increase was due to increased fundings in the inventory finance business, execution of strategies in the consumer business and continued growth within auto finance, partially offset by a decrease in leasing and equipment finance originations. Loan and lease originations decreased $94.8 million, or 3 percent, compared with the second quarter of 2013, due to low seasonal balances in the inventory finance portfolio and lower leasing and equipment finance originations, partially offset by continued growth within auto finance.

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Credit Quality

Credit Trends	Table 4
(Dollars in millions)

(At the Quarter Ended)	(At or for the Quarter Ended)

(1) Excludes acquired portfolios and non-accrual loans and leases.

(2) Excluding the effect of the consumer real estate non-accrual policy change would decrease the non-accrual loans and leases and other real estate owned balance by $48.6 million to $299.9 million.

•     Non-accrual loans and leases were $282.9 million at September 30, 2013, an increase of $4.4 million, or 1.6 percent, from June 30, 2013 and a decrease of $138.9 million, or 32.9 percent, from September 30, 2012. The increase from June 30, 2013 was primarily due to a change in the non-accrual policy for consumer real estate loans which resulted in an additional $48.6 million, primarily offset by a decrease in the commercial non-accrual balance of $39.8 million as the portfolio improves. The reduction from September 30, 2012 was primarily due to fewer non-accrual commercial and consumer real estate loans, which was the result of improved credit quality in those portfolios resulting in fewer loans entering non-accrual status, as well as the sale of $40.5 million of loans during the second quarter of 2013. The reduction was partially offset by the change in the non-accrual policy for consumer real estate loans.

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•     Other real estate owned was $65.6 million at September 30, 2013, a decrease of $653 thousand from June 30, 2013 and a decrease of $54.8 million from September 30, 2012. The decrease from September 30, 2012 was primarily due to a portfolio sale of 184 consumer properties during the first quarter of 2013 and continued efforts to actively workout problem loans.

•     The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, at September 30, 2013 was .25 percent, down from .52 percent at June 30, 2013 and .67 percent at September 30, 2012. The decreases from June 30, 2013 and September 30, 2012 were primarily a result of reduced over 60-day delinquencies in the consumer real estate portfolio due to a change in the non-accrual policy.

•     Net charge-offs decreased $76.8 million from the third quarter of 2012. The decrease was primarily due to improved credit quality in the consumer real estate portfolio and the impact of the clarifying bankruptcy-related regulatory guidance implemented in the third quarter of 2012, as well as improved credit quality in the commercial portfolio and continued efforts to actively workout problem loans. Consumer real estate net charge-offs were down for the fourth consecutive quarter.

•     Provision for credit losses was $24.6 million for the third quarter of 2013, a decrease of $8 million from the second quarter of 2013 and a decrease of $71.7 million from the third quarter of 2012. The decrease from second quarter of 2013 was primarily due to decreased net charge-offs in the consumer real estate portfolio. The decrease from third quarter of 2012 was primarily due to decreased net charge-offs in the consumer real estate portfolio due to improved credit quality and the impact of the clarifying bankruptcy-related regulatory guidance implemented in the third quarter of 2012, as well as commercial portfolios due to improved credit quality and continued efforts to actively workout problem loans.

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Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q13 vs	3Q13 vs	YTD	YTD	Percent
	2013	2013	2012	2Q13	3Q12	2013	2012	Change

Checking	$4,833,196	$4,884,433	$4,582,088	(1.0)%	5.5%	$4,834,368	$4,594,572	5.2%
Savings	6,258,866	6,082,200	6,173,524	2.9	1.4	6,152,292	6,044,442	1.8
Money market	822,094	791,859	848,899	3.8	(3.2)	809,800	753,486	7.5
Subtotal	11,914,156	11,758,492	11,604,511	1.3	2.7	11,796,460	11,392,500	3.5
Certificates	2,401,811	2,360,881	1,953,208	1.7	23.0	2,362,274	1,567,258	50.7
Total average deposits	$14,315,967	$14,119,373	$13,557,719	1.4	5.6	$14,158,734	$12,959,758	9.3

Average interest rate on deposits (1)	.27%	.25%	.32%			.27%	.31%

(1) Annualized.

•     Total average deposits for the third quarter of 2013 increased $758.2 million, or 5.6 percent, from the third quarter of 2012 and increased $196.6 million, or 1.4 percent, from the second quarter of 2013. The increase from the third quarter of 2012 was primarily due to special programs for certificates of deposit, as well as checking account growth. The increase from the second quarter of 2013 was primarily due to higher average savings balances, offset by lower average checking balances on a greater number of accounts.

•     The average interest rate on deposits in the third quarter of 2013 was .27 percent, down five basis points from the third quarter of 2012 and up two basis points from the second quarter of 2013. The decrease from the third quarter of 2012 was primarily due to declines in average interest rates on various savings accounts. The increase from second quarter of 2013 was due to increased balances in savings and money market accounts with higher rates.

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Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q13 vs	3Q13 vs	YTD	YTD	Percent
	2013	2013	2012	2Q13	3Q12	2013	2012	Change
Compensation and employee benefits	$110,833	$105,537	$98,409	5.0%	12.6%	$320,599	$292,163	9.7%
Occupancy and equipment	33,253	33,062	33,006.6		.7	99,190	97,983	1.2
FDIC insurance	8,102	8,362	6,899	(3.1)	17.4	24,174	21,754	11.1
Operating lease depreciation	6,706	6,150	6,325	9.0	6.0	18,491	19,473	(5.0)
Advertising and marketing	4,593	5,532	4,248	(17.0)	8.1	15,857	12,269	29.2
Deposit account premiums	664	600	485	10.7	36.9	1,866	8,146	(77.1)
Other	43,675	41,946	36,173	4.1	20.7	123,560	110,425	11.9
Core operating expenses	207,826	201,189	185,545	3.3	12.0	603,737	562,213	7.4
Loss on termination of debt	55	-	-	N.M .	N.M .	55	550,735	(100.0)
Foreclosed real estate and
repossessed assets, net	4,162	7,555	10,670	(44.9)	(61.0)	21,884	33,776	(35.2)
Other credit costs, net	189	(228)	593	N.M .	(68.1)	(876)	1,781	N.M .
Total non-interest expense	$212,232	$208,516	$196,808	1.8	7.8	$624,800	$1,148,505	(45.6)

N.M. Not meaningful.

•     Compensation and employee benefits expense for the third quarter of 2013 increased $12.4 million, or 12.6 percent, from the third quarter of 2012 and increased $5.3 million, or 5 percent, from the second quarter of 2013. The increase from both periods was primarily due to increased staff levels to support the growth of auto finance and expenses related to higher commissions based on production results and performance incentives.

•     Foreclosed real estate and repossessed assets expense decreased $6.5 million, or 61 percent, from the third quarter of 2012 and decreased $3.4 million, or 44.9 percent, from the second quarter of 2013. The decrease from the third quarter of 2012 was driven by reduced expenses related to fewer foreclosed properties in consumer and commercial. The decrease from the second quarter of 2013 was due to a reduction in write-downs of values of existing foreclosed real estate properties as a result of improved real estate property values.

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Capital

Capital Information				Table 7
At period end
(Dollars in thousands, except per-share data)	3Q		4Q
	2013		2012
Total equity	$1,941,243		$1,876,643
Book value per common share	$10.10		$9.79
Tangible realized common equity to tangible assets (1)	7.99%		7.52%

Risk-based capital (2)
Tier 1	$1,729,992	11.36%	$1,633,336	11.09%
Total	2,071,454	13.61	2,007,835	13.63

Tier 1 leverage capital	$1,729,992	9.53%	$1,633,336	9.21%

Tier 1 common capital (3)	$1,453,474	9.55%	$1,356,826	9.21%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive (loss) income (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).
(2) The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks.
(3) Excludes the effect of preferred shares and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).

•     On October 21, 2013, the Board of Directors of TCF declared a regular quarterly cash dividend of 5 cents per common share payable on November 29, 2013, to stockholders of record at the close of business on November 15, 2013. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on December 2, 2013, to stockholders of record at the close of business on November 15, 2013.

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Webcast Information

A live webcast of TCF’s conference call to discuss the third quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on October 25, 2013 at 8:00 a.m. CT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $18.4 billion in total assets at  September 30, 2013. TCF has over 425 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 40 states. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this earnings release. These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in value of assets such as interest-only strips that arise in connection with TCF’s loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws, use by municipalities of eminent domain on underwater mortgages, or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial

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regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to regulatory requirements or customer opt-in preferences with respect to overdraft, which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Supermarket Branching Risk; Growth Risks. Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through programs or new opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks. Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, the effect of interchange rate litigation against the Federal Reserve on debit card interchange fees and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse Federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended September 30,		Change
	2013	2012	$	%
Interest income:
Loans and leases	$203,879	$210,140	$(6,261)	(3.0)%
Securities available for sale	4,448	5,607	(1,159)	(20.7)
Investments and other	7,126	4,105	3,021	73.6
Total interest income	215,453	219,852	(4,399)	(2.0)
Interest expense:
Deposits	9,644	10,757	(1,113)	(10.3)
Borrowings	6,182	8,536	(2,354)	(27.6)
Total interest expense	15,826	19,293	(3,467)	(18.0)
Net interest income	199,627	200,559	(932)	(.5)
Provision for credit losses	24,602	96,275	(71,673)	(74.4)
Net interest income after provision for credit losses	175,025	104,284	70,741	67.8
Non-interest income:
Fees and service charges	42,457	43,745	(1,288)	(2.9)
Card revenue	13,167	12,927	240	1.9
ATM revenue	5,941	6,122	(181)	(3.0)
Subtotal	61,565	62,794	(1,229)	(2.0)
Leasing and equipment finance	29,079	20,498	8,581	41.9
Gains on sales of auto loans	7,140	7,486	(346)	(4.6)
Gains on sales of consumer real estate loans	4,152	4,559	(407)	(8.9)
Other	4,304	3,688	616	16.7
Fees and other revenue	106,240	99,025	7,215	7.3
(Losses) gains on securities, net	(80)	13,033	(13,113)	N.M .
Total non-interest income	106,160	112,058	(5,898)	(5.3)
Non-interest expense:
Compensation and employee benefits	110,833	98,409	12,424	12.6
Occupancy and equipment	33,253	33,006	247.7
FDIC insurance	8,102	6,899	1,203	17.4
Operating lease depreciation	6,706	6,325	381	6.0
Advertising and marketing	4,593	4,248	345	8.1
Deposit account premiums	664	485	179	36.9
Other	43,675	36,173	7,502	20.7
Subtotal	207,826	185,545	22,281	12.0
Loss on termination of debt	55	-	55	N.M .
Foreclosed real estate and repossessed assets, net	4,162	10,670	(6,508)	(61.0)
Other credit costs, net	189	593	(404)	(68.1)
Total non-interest expense	212,232	196,808	15,424	7.8
Income before income tax expense	68,953	19,534	49,419	N.M .
Income tax expense	24,551	6,304	18,247	N.M .
Income after income tax expense	44,402	13,230	31,172	N.M .
Income attributable to non-controlling interest	1,607	1,536	71	4.6
Net income attributable to TCF Financial Corporation	42,795	11,694	31,101	N.M .
Preferred stock dividends	4,847	2,372	2,475	104.3
Net income available to common stockholders	$37,948	$9,322	$28,626	N.M .

Net income per common share:
Basic	$.24	$.06	$.18	N.M .
Diluted	.23	.06	.17	N.M .

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	161,220	159,533	1,687	1.1
Diluted	162,184	160,016	2,168	1.4

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended September 30,		Change
	2013	2012	$	%
Interest income:
Loans and leases	$615,459	$624,890	$(9,431)	(1.5)%
Securities available for sale	13,880	30,535	(16,655)	(54.5)
Investments and other	19,272	10,171	9,101	89.5
Total interest income	648,611	665,596	(16,985)	(2.6)
Interest expense:
Deposits	28,176	30,015	(1,839)	(6.1)
Borrowings	19,673	56,625	(36,952)	(65.3)
Total interest expense	47,849	86,640	(38,791)	(44.8)
Net interest income	600,762	578,956	21,806	3.8
Provision for credit losses	95,576	198,923	(103,347)	(52.0)
Net interest income after provision for credit losses	505,186	380,033	125,153	32.9
Non-interest income:
Fees and service charges	123,352	133,691	(10,339)	(7.7)
Card revenue	38,854	39,664	(810)	(2.0)
ATM revenue	17,274	18,597	(1,323)	(7.1)
Subtotal	179,480	191,952	(12,472)	(6.5)
Leasing and equipment finance	68,413	66,572	1,841	2.8
Gains on sales of auto loans	22,421	15,232	7,189	47.2
Gains on sales of consumer real estate loans	16,347	4,559	11,788	N.M .
Other	12,065	9,211	2,854	31.0
Fees and other revenue	298,726	287,526	11,200	3.9
(Losses) gains on securities, net	(80)	102,760	(102,840)	N.M .
Total non-interest income	298,646	390,286	(91,640)	(23.5)
Non-interest expense:
Compensation and employee benefits	320,599	292,163	28,436	9.7
Occupancy and equipment	99,190	97,983	1,207	1.2
FDIC insurance	24,174	21,754	2,420	11.1
Operating lease depreciation	18,491	19,473	(982)	(5.0)
Advertising and marketing	15,857	12,269	3,588	29.2
Deposit account premiums	1,866	8,146	(6,280)	(77.1)
Other	123,560	110,425	13,135	11.9
Subtotal	603,737	562,213	41,524	7.4
Loss on termination of debt	55	550,735	(550,680)	(100.0)
Foreclosed real estate and repossessed assets, net	21,884	33,776	(11,892)	(35.2)
Other credit costs, net	(876)	1,781	(2,657)	N.M .
Total non-interest expense	624,800	1,148,505	(523,705)	(45.6)
Income (loss) before income tax expense (benefit)	179,032	(378,186)	557,218	N.M .
Income tax expense (benefit)	61,554	(143,398)	204,952	N.M .
Income (loss) after income tax expense (benefit)	117,478	(234,788)	352,266	N.M .
Income attributable to non-controlling interest	5,805	4,881	924	18.9
Net income (loss) attributable to TCF Financial Corporation	111,673	(239,669)	351,342	N.M .
Preferred stock dividends	14,218	2,372	11,846	N.M .
Net income (loss) available to common stockholders	$97,455	$(242,041)	$339,496	N.M .

Net income (loss) per common share:
Basic	$.61	$(1.52)	$2.13	N.M .
Diluted	.60	(1.52)	2.12	N.M .

Dividends declared per common share	$.15	$.15	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	160,838	159,052	1,786	1.1
Diluted	161,694	159,052	2,642	1.7

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Change
	2013	2012	$	%
Net income attributable to TCF Financial Corporation	$42,795	$11,694	$31,101	N.M.	%
Other comprehensive income:
Reclassification adjustment for securities gains included in net income	-	(12,912)	12,912	(100.0)
Unrealized holding gains arising during the period on securities available for sale	850	16,283	(15,433)	(94.8)
Foreign currency hedge	(647)	(630)	(17)	(2.7)
Foreign currency translation adjustment	615	640	(25)	(3.9)
Recognized postretirement prior service cost and transition obligation	(11)	(7)	(4)	(57.1)
Income tax expense	(72)	(1,010)	938	92.9
Total other comprehensive income	735	2,364	(1,629)	(68.9)
Comprehensive income	$43,530	$14,058	$29,472	N.M.

	Nine Months Ended September 30,		Change
	2013	2012	$	%
Net income (loss) attributable to TCF Financial Corporation	$111,673	$(239,669)	$351,342	N.M.	%
Other comprehensive income (loss):
Reclassification adjustment for securities gains included in net income	-	(89,879)	89,879	(100.0)
Unrealized holding (losses) gains arising during the period on securities available for sale	(47,399)	28,383	(75,782)	N.M.
Foreign currency hedge	764	(766)	1,530	N.M.
Foreign currency translation adjustment	(980)	701	(1,681)	N.M.
Recognized postretirement prior service cost and transition obligation	(35)	(21)	(14)	(66.7)
Income tax benefit	17,609	22,823	(5,214)	(22.8)
Total other comprehensive loss	(30,041)	(38,759)	8,718	22.5
Comprehensive income (loss)	$81,632	$(278,428)	$360,060	N.M.

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Sep. 30,	At Dec. 31,	Change
	2013	2012	$	%
ASSETS

Cash and due from banks	$983,846	$1,100,347	$(116,501)	(10.6	) %
Investments	101,950	120,867	(18,917)	(15.7)
Securities available for sale	631,677	712,091	(80,414)	(11.3)
Loans and leases held for sale	170,699	10,289	160,410	N.M	.
Loans and leases:
Consumer real estate	6,415,632	6,674,501	(258,869)	(3.9)
Commercial	3,137,088	3,405,235	(268,147)	(7.9)
Leasing and equipment finance	3,286,506	3,198,017	88,489	2.8
Inventory finance	1,716,542	1,567,214	149,328	9.5
Auto finance	1,069,053	552,833	516,220	93.4
Other loans and leases	26,827	27,924	(1,097)	(3.9)
Total loans and leases	15,651,648	15,425,724	225,924	1.5
Allowance for loan and lease losses	(261,285)	(267,128)	5,843	2.2
Net loans and leases	15,390,363	15,158,596	231,767	1.5
Premises and equipment, net	437,051	440,466	(3,415)	(.8)
Goodwill	225,640	225,640	-	-
Other assets	428,862	457,621	(28,759)	(6.3)
Total assets	$18,370,088	$18,225,917	$144,171.8

LIABILITIES AND EQUITY

Deposits:
Checking	$4,911,479	$4,834,632	$76,847	1.6
Savings	6,263,690	6,104,104	159,586	2.6
Money market	870,727	820,553	50,174	6.1
Subtotal	12,045,896	11,759,289	286,607	2.4
Certificates of deposit	2,379,134	2,291,497	87,637	3.8
Total deposits	14,425,030	14,050,786	374,244	2.7
Short-term borrowings	8,249	2,619	5,630	N.M	.
Long-term borrowings	1,523,235	1,931,196	(407,961)	(21.1)
Total borrowings	1,531,484	1,933,815	(402,331)	(20.8)
Accrued expenses and other liabilities	472,331	364,673	107,658	29.5
Total liabilities	16,428,845	16,349,274	79,571.5
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; and 4,006,900 shares issued	263,240	263,240	-	-
Common stock, par value $.01 per share, 280,000,000 shares authorized; 164,820,917 and 163,428,763 shares issued, respectively	1,648	1,634	14.9
Additional paid-in capital	771,570	750,040	21,530	2.9
Retained earnings, subject to certain restrictions	950,777	877,445	73,332	8.4
Accumulated other comprehensive (loss) income	(17,598)	12,443	(30,041)	N.M	.
Treasury stock at cost, 42,566 shares, and other	(41,672)	(41,429)	(243)	(.6)
Total TCF Financial Corporation stockholders’ equity	1,927,965	1,863,373	64,592	3.5
Non-controlling interest in subsidiaries	13,278	13,270	8.1
Total equity	1,941,243	1,876,643	64,600	3.4
Total liabilities and equity	$18,370,088	$18,225,917	$144,171.8

N.M.  Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2013	2013	2013	2012	2012	2013		2012
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$23,576	$66,876	$66,164	$76,020	$80,153	$(43,300)		$(56,577)
Junior lien	3,822	8,022	9,674	13,141	13,388	(4,200)		(9,566)
Total consumer real estate	27,398	74,898	75,838	89,161	93,541	(47,500)		(66,143)
Commercial	7,201	1,679	906	2,630	2,652	5,522		4,549
Leasing and equipment finance	2,539	1,840	2,067	2,568	1,554	699		985
Inventory finance	71	33	156	119	80	38		(9)
Auto finance	1,429	868	563	532	305	561		1,124
Other	-	26	-	31	22	(26)		(22)
Subtotal	38,638	79,344	79,530	95,041	98,154	(40,706)		(59,516)
Acquired portfolios	334	627	578	982	1,069	(293)		(735)
Total delinquencies	$38,972	$79,971	$80,108	$96,023	$99,223	$(40,999)		$(60,251)

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate
First mortgage lien	.64%	1.74%	1.67%	1.88%	1.93%	(110)	bps	(129)	bps
Junior lien	.15	.34	.43	.55	.59	(19)		(44)
Total consumer real estate	.44	1.21	1.22	1.38	1.46	(77)		(102)
Commercial	.23	.05	.03	.08	.08	18		15
Leasing and equipment finance	.08	.06	.07	.08	.05	2		3
Inventory finance	-	-	.01	.01	.01	-		(1)
Auto finance	.13	.10	.08	.10	.08	3		5
Other	-	.11	-	.12	.09	(11)		(9)
Subtotal	.25	.52	.53	.64	.67	(27)		(42)
Acquired portfolios	.33	.51	.37	.58	.50	(18)		(17)
Total delinquencies	.25	.52	.52	.64	.67	(27)		(42)

(1) Excludes non-accrual loans and leases.

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2013	2013	2013	2012	2012	2013	2012
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$170,306	$132,586	$186,218	$199,631	$197,649	$37,720	$(27,343)
Junior lien	35,732	30,744	33,907	35,269	35,936	4,988	(204)
Total consumer real estate	206,038	163,330	220,125	234,900	233,585	42,708	(27,547)
Commercial	62,273	102,103	108,505	127,746	169,339	(39,830)	(107,066)
Leasing and equipment finance	11,820	11,103	11,695	13,652	15,812	717	(3,992)
Inventory finance	1,802	1,008	1,480	1,487	1,120	794	682
Auto finance	212	118	106	101	-	94	212
Other	728	809	1,477	1,571	1,957	(81)	(1,229)
Total non-accrual loans and leases	$282,873	$278,471	$343,388	$379,457	$421,813	$4,402	$(138,940)

Non-accrual loans and leases - rollforward
Balance, beginning of period	$278,471	$343,388	$379,457	$421,813	$324,426	$(64,917)	$(45,955)
Additions	93,337	41,549	56,712	88,235	210,916	51,788	(117,579)
Charge-offs	(10,225)	(12,780)	(23,773)	(27,657)	(49,116)	2,555	38,891
Transfers to other assets	(23,810)	(16,014)	(20,087)	(17,305)	(24,632)	(7,796)	822
Return to accrual status	(16,218)	(21,360)	(34,692)	(55,261)	(30,300)	5,142	14,082
Payments received	(40,319)	(16,977)	(15,399)	(30,832)	(9,652)	(23,342)	(30,667)
Sales	-	(40,461)	(133)	-	-	40,461	-
Other, net	1,637	1,126	1,303	464	171	511	1,466
Balance, end of period	$282,873	$278,471	$343,388	$379,457	$421,813	$4,402	$(138,940)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

						Change from
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Sep 30,
	2013	2013	2013	2012	2012	2013	2012
Other Real Estate Owned
Other real estate owned (1)
Consumer real estate	$48,910	$44,759	$46,404	$69,599	$85,764	$4,151	$(36,854)
Commercial real estate	16,669	21,473	25,359	27,379	34,662	(4,804)	(17,993)
Total other real estate owned	$65,579	$66,232	$71,763	$96,978	$120,426	$(653)	$(54,847)

Other real estate owned - rollforward
Balance, beginning of period	$66,232	$71,763	$96,978	$120,426	$125,876	$(5,531)	$(59,644)
Transferred in	23,339	16,503	20,855	18,444	26,097	6,836	(2,758)
Sales	(22,683)	(17,895)	(40,456)	(39,528)	(28,479)	(4,788)	5,796
Writedowns	(2,197)	(4,270)	(5,294)	(4,614)	(3,493)	2,073	1,296
Other, net	888	131	(320)	2,250	425	757	463
Balance, end of period	$65,579	$66,232	$71,763	$96,978	$120,426	$(653)	$(54,847)

Ending number of properties owned
Consumer real estate	327	246	224	418	425	81	(98)
Commercial real estate	18	20	18	18	26	(2)	(8)
Total	345	266	242	436	451	79	(106)

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At September 30, 2013		At June 30, 2013		At September 30, 2012		Change from
		% of		% of		% of	Jun. 30,		Sep. 30,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2013		2012
Consumer real estate	$177,970	2.77%	$181,052	2.85%	$178,942	2.69%	(8)	bps	8	bps
Commercial	46,638	1.49	50,072	1.49	53,756	1.53	-		(4)
Leasing and equipment finance	18,216.55		17,975.55		21,331.68		-		(13)
Inventory finance	8,547.50		8,197.48		7,003.48		2		2
Auto finance	9,112.85		7,509.85		3,059.75		-		10
Other	802	2.99	794	3.16	750	2.72	(17)		27
Total	$261,285	1.67	$265,599	1.70	$264,841	1.74	(3)		(7)

Net Charge-Offs

	Quarter Ended					Change from Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2013	2013	2013	2012	2012	2013	2012
Consumer real estate
First mortgage lien	$12,770	$15,084	$19,907	$22,163	$40,469	$(2,314)	$(27,699)
Junior lien	5,474	8,642	10,540	11,757	34,202	(3,168)	(28,728)
Total consumer real estate	18,244	23,726	30,447	33,920	74,671	(5,482)	(56,427)
Commercial	6,513	2,449	7,849	8,351	20,547	4,064	(14,034)
Leasing and equipment finance	658	244	1,210	1,345	7,521	414	(6,863)
Inventory finance	86	(14)	355	193	444	100	(358)
Auto finance	1,122	765	836	771	280	357	842
Other	993	524	307	940	991	469	2
Total	$27,616	$27,694	$41,004	$45,520	$104,454	$(78)	$(76,838)

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)					Change from Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2013	2013	2013	2012	2012	2013		2012
Consumer real estate
First mortgage lien	1.30%	1.48%	1.90%	2.06%	3.60%	(18)	bps	(230)	bps
Junior lien	.88	1.46	1.78	1.99	6.12	(58)		(524)
Total consumer real estate	1.14	1.48	1.86	2.04	4.44	(34)		(330)
Commercial	.79	.29	.94	.97	2.32	50		(153)
Leasing and equipment finance	.08	.03	.15	.17	.95	5		(87)
Inventory finance	.02	-	.08	.05	.12	2		(10)
Auto finance	.46	.37	.50	.61	.30	9		16
Other	NM	16.05	9.01	N.M.	N.M.	N.M.		N.M.
Total	.71	.70	1.06	1.18	2.74	1		(203)

(1) Annualized.

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2013			2012
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1) (2)	Balance	Interest	Rates (1) (2)
ASSETS:
Investments and other	$876,685	$4,161	1.89%	$479,083	$2,508	2.09%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	638,418	4,448	2.79	710,835	5,605	3.15
U.S. Treasury securities	-	-	-	-	-	-
Other securities	110	-	2.04	154	2	3.32
Total securities available for sale (3)	638,528	4,448	2.79	710,989	5,607	3.15
Loans and leases held for sale	156,593	2,965	7.51	80,549	1,597	7.89
Loans and leases:
Consumer real estate:
Fixed-rate	3,678,665	53,120	5.73	4,197,903	62,679	5.94
Variable-rate	2,723,947	34,987	5.10	2,531,351	32,071	5.04
Total consumer real estate	6,402,612	88,107	5.46	6,729,254	94,750	5.60
Commercial:
Fixed- and adjustable-rate	2,284,318	30,479	5.29	2,682,193	37,565	5.57
Variable-rate	998,562	9,124	3.62	855,918	8,116	3.77
Total commercial	3,282,880	39,603	4.79	3,538,111	45,681	5.14
Leasing and equipment finance	3,261,638	40,281	4.94	3,164,592	42,152	5.33
Inventory finance	1,637,538	24,820	6.01	1,440,298	22,395	6.19
Auto finance	973,418	11,544	4.70	367,271	5,515	5.97
Other	12,299	258	8.34	16,280	320	7.83
Total loans and leases (4)	15,570,385	204,613	5.22	15,255,806	210,813	5.50
Total interest-earning assets	17,242,191	216,187	4.98	16,526,427	220,525	5.32
Other assets (5)	1,060,409			1,190,094
Total assets	$18,302,600			$17,716,521
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,435,958			$1,275,722
Small business	777,538			746,511
Commercial and custodial	347,971			324,739
Total non-interest bearing deposits	2,561,467			2,346,972
Interest-bearing deposits:
Checking	2,292,133	350.06		2,255,561	698.12
Savings	6,238,462	3,574.23		6,153,079	4,720.31
Money market	822,094	588.28		848,899	816.38
Subtotal	9,352,689	4,512.19		9,257,539	6,234.27
Certificates of deposit	2,401,811	5,132.85		1,953,208	4,523.92
Total interest-bearing deposits	11,754,500	9,644.33		11,210,747	10,757.38
Total deposits	14,315,967	9,644.27		13,557,719	10,757.32
Borrowings:
Short-term borrowings	6,545	11.59		65,531	39.24
Long-term borrowings	1,609,211	6,171	1.53	1,985,094	8,497	1.71
Total borrowings	1,615,756	6,182	1.52	2,050,625	8,536	1.66
Total interest-bearing liabilities	13,370,256	15,826.47		13,261,372	19,293.58
Total deposits and borrowings	15,931,723	15,826.39		15,608,344	19,293.49
Other liabilities	455,911			343,336
Total liabilities	16,387,634			15,951,680
Total TCF Financial Corp. stockholders’ equity	1,899,282			1,749,951
Non-controlling interest in subsidiaries	15,684			14,890
Total equity	1,914,966			1,764,841
Total liabilities and equity	$18,302,600			$17,716,521
Net interest income and margin		$200,361	4.62		$201,232	4.85

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)  Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5)  Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013			2012
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1) (2)	Balance	Interest	Rates (1) (2)
ASSETS:
Investments and other	$809,237	$11,168	1.84%	$551,653	$7,550	1.83%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	655,949	13,878	2.82	1,175,514	30,529	3.46
U.S. Treasury securities	461	-	.07	-	-	-
Other securities	103	2	2.35	203	6	3.92
Total securities available for sale (3)	656,513	13,880	2.82	1,175,717	30,535	3.46
Loans and leases held for sale	142,590	8,104	7.60	43,871	2,621	7.98
Loans and leases:
Consumer real estate:
Fixed-rate	3,800,608	166,155	5.84	4,335,073	192,263	5.92
Variable-rate	2,662,069	101,614	5.10	2,453,953	92,341	5.03
Total consumer real estate	6,462,677	267,769	5.54	6,789,026	284,604	5.60
Commercial:
Fixed- and adjustable-rate	2,384,194	94,287	5.29	2,716,583	113,017	5.56
Variable-rate	937,264	24,992	3.57	779,531	23,179	3.97
Total commercial	3,321,458	119,279	4.80	3,496,114	136,196	5.20
Leasing and equipment finance	3,232,873	121,184	5.00	3,146,345	129,261	5.48
Inventory finance	1,731,022	78,285	6.05	1,392,828	64,811	6.22
Auto finance	823,316	30,379	4.93	226,092	10,933	6.46
Other	12,996	797	8.21	17,166	1,025	7.97
Total loans and leases (4)	15,584,342	617,693	5.30	15,067,571	626,830	5.55
Total interest-earning assets	17,192,682	650,845	5.06	16,838,812	667,536	5.29
Other assets (5)	1,098,845			1,256,931
Total assets	$18,291,527			$18,095,743
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,446,184			$1,317,448
Small business	758,156			726,732
Commercial and custodial	334,978			313,240
Total non-interest bearing deposits	2,539,318			2,357,420
Interest-bearing deposits:
Checking	2,317,290	1,224.07		2,258,843	2,482.15
Savings	6,130,052	9,733.21		6,022,751	15,323.34
Money market	809,800	1,765.29		753,486	2,144.38
Subtotal	9,257,142	12,722.18		9,035,080	19,949.29
Certificates of deposit	2,362,274	15,454.87		1,567,258	10,067.86
Total interest-bearing deposits	11,619,416	28,176.32		10,602,338	30,016.38
Total deposits	14,158,734	28,176.27		12,959,758	30,016.31
Borrowings:
Short-term borrowings	7,487	27.47		401,305	904.31
Long-term borrowings	1,804,144	19,646	1.45	2,593,917	55,720	2.86
Total borrowings	1,811,631	19,673	1.45	2,995,222	56,624	2.52
Total interest-bearing liabilities	13,431,047	47,849.48		13,597,560	86,640.85
Total deposits and borrowings	15,970,365	47,849.40		15,954,980	86,640.72
Other liabilities	421,222			411,114
Total liabilities	16,391,587			16,366,094
Total TCF Financial Corp. stockholders’ equity	1,882,363			1,714,238
Non-controlling interest in subsidiaries	17,577			15,411
Total equity	1,899,940			1,729,649
Total liabilities and equity	$18,291,527			$18,095,743
Net interest income and margin		$602,996	4.69		$580,896	4.61

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)  Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5)  Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2013	2013	2013	2012	2012
Interest income:
Loans and leases	$203,879	$206,675	$204,905	$210,490	$210,140
Securities available for sale	4,448	4,637	4,795	4,615	5,607
Investments and other	7,126	6,296	5,850	3,922	4,105
Total interest income	215,453	217,608	215,550	219,027	219,852
Interest expense:
Deposits	9,644	8,851	9,681	10,972	10,757
Borrowings	6,182	6,713	6,778	6,992	8,536
Total interest expense	15,826	15,564	16,459	17,964	19,293
Net interest income	199,627	202,044	199,091	201,063	200,559
Provision for credit losses	24,602	32,591	38,383	48,520	96,275
Net interest income after provision for credit losses	175,025	169,453	160,708	152,543	104,284
Non-interest income:
Fees and service charges	42,457	41,572	39,323	44,262	43,745
Card revenue	13,167	13,270	12,417	12,974	12,927
ATM revenue	5,941	5,828	5,505	5,584	6,122
Subtotal	61,565	60,670	57,245	62,820	62,794
Leasing and equipment finance	29,079	22,874	16,460	26,149	20,498
Gains on sales of auto loans	7,140	8,135	7,146	6,869	7,486
Gains on sales of consumer real estate loans	4,152	4,069	8,126	854	4,559
Other	4,304	4,035	3,726	3,973	3,688
Fees and other revenue	106,240	99,783	92,703	100,665	99,025
Gains on securities, net	(80)	-	-	(528)	13,033
Total non-interest income	106,160	99,783	92,703	100,137	112,058
Non-interest expense:
Compensation and employee benefits	110,833	105,537	104,229	101,678	98,409
Occupancy and equipment	33,253	33,062	32,875	32,809	33,006
FDIC insurance	8,102	8,362	7,710	8,671	6,899
Operating lease depreciation	6,706	6,150	5,635	5,905	6,325
Advertising and marketing	4,593	5,532	5,732	4,303	4,248
Deposit account premiums	664	600	602	523	485
Other	43,675	41,946	37,939	53,472	36,173
Subtotal	207,826	201,189	194,722	207,361	185,545
Loss on termination of debt	55	-	-	-	-
Foreclosed real estate and repossessed assets, net	4,162	7,555	10,167	7,582	10,670
Other credit costs, net	189	(228)	(837)	(894)	593
Total non-interest expense	212,232	208,516	204,052	214,049	196,808
Income before income tax expense	68,953	60,720	49,359	38,631	19,534
Income tax expense	24,551	19,444	17,559	10,540	6,304
Income after income tax expense	44,402	41,276	31,800	28,091	13,230
Income attributable to non-controlling interest	1,607	2,372	1,826	1,306	1,536
Net income attributable to TCF Financial Corporation	42,795	38,904	29,974	26,785	11,694
Preferred stock dividends	4,847	4,847	4,524	3,234	2,372
Net income available to common stockholders	$37,948	$34,057	$25,450	$23,551	$9,322

Net income per common share:
Basic	$.24	$.21	$.16	$.15	$.06
Diluted	.23	.21	.16	.15	.06

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Highlights:
Pre-tax pre-provision profit(1)	$93,555	$93,311	$87,742	$87,151	$115,809
Return on average assets(2)	.97%	.90%	.70%	.63%	.30%
Return on average common equity(2)	9.28	8.39	6.36	5.93	2.36
Net interest margin(2)	4.62	4.72	4.72	4.79	4.85

(1) Pre-tax pre-provision profit (‘‘PTPP’’) is calculated as total revenues less non-interest expense.

(2) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2013	2013	2013	2012	2012
ASSETS
Cash and due from banks	$1,031,785	$871,288	$945,928	$777,995	$628,697
Investments	107,393	120,427	122,014	122,970	123,223
U.S. Government sponsored entities:
Mortgage-backed securities	642,322	655,795	676,296	696,506	701,155
U.S. Treasury securities	-	494	900	-	-
Other securities	2,675	2,575	2,400	2,150	2,224
Total securities available for sale	644,997	658,864	679,596	698,656	703,379
Loans and leases held for sale	156,593	116,390	154,766	53,140	80,549
Loans and leases:
Consumer real estate:
Fixed-rate	3,678,665	3,809,066	3,916,709	4,012,702	4,197,903
Variable-rate	2,723,947	2,621,619	2,639,717	2,650,958	2,531,351
Total consumer real estate	6,402,612	6,430,685	6,556,426	6,663,660	6,729,254
Commercial:
Fixed- and adjustable-rate	2,284,318	2,392,315	2,478,079	2,614,824	2,682,193
Variable-rate	998,562	944,091	867,701	837,944	855,918
Total commercial	3,282,880	3,336,406	3,345,780	3,452,768	3,538,111
Leasing and equipment finance	3,261,638	3,236,799	3,199,499	3,184,540	3,164,592
Inventory finance	1,637,538	1,875,810	1,686,364	1,570,829	1,440,298
Auto finance	973,418	823,102	670,096	504,565	367,271
Other	12,299	13,060	13,641	14,704	16,280
Total loans and leases	15,570,385	15,715,862	15,471,806	15,391,066	15,255,806
Allowance for loan and lease losses	(263,228)	(264,403)	(265,392)	(269,578)	(264,626)
Net loans and leases	15,307,157	15,451,459	15,206,414	15,121,488	14,991,180
Premises and equipment, net	439,307	440,383	440,437	442,287	442,456
Goodwill	225,640	225,640	225,640	225,640	225,640
Other assets	389,728	448,647	469,757	506,212	521,397
Total assets	$18,302,600	$18,333,098	$18,244,552	$17,948,388	$17,716,521

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,435,958	$1,476,173	$1,426,314	$1,294,027	$1,275,722
Small business	777,538	752,395	744,168	775,334	746,511
Commercial and custodial	347,971	326,773	329,992	329,919	324,739
Total non-interest bearing deposits	2,561,467	2,555,341	2,500,474	2,399,280	2,346,972
Interest-bearing deposits:
Checking	2,292,133	2,351,652	2,308,263	2,248,481	2,255,561
Savings	6,238,462	6,059,640	6,090,427	6,083,168	6,153,079
Money market	822,094	791,859	815,374	819,596	848,899
Subtotal	9,352,689	9,203,151	9,214,064	9,151,245	9,257,539
Certificates of deposit	2,401,811	2,360,881	2,323,267	2,206,173	1,953,208
Total interest-bearing deposits	11,754,500	11,564,032	11,537,331	11,357,418	11,210,747
Total deposits	14,315,967	14,119,373	14,037,805	13,756,698	13,557,719
Borrowings:
Short-term borrowings	6,545	7,314	8,631	47,715	65,531
Long-term borrowings	1,609,211	1,879,576	1,927,139	1,928,507	1,985,094
Total borrowings	1,615,756	1,886,890	1,935,770	1,976,222	2,050,625
Accrued expenses and other liabilities	455,911	420,398	390,825	434,471	343,336
Total liabilities	16,387,634	16,426,661	16,364,400	16,167,391	15,951,680
Equity:
Preferred stock	263,240	263,240	263,240	180,359	166,721
Common stock	1,646	1,642	1,637	1,634	1,631
Additional paid-in capital	767,630	760,256	753,583	749,445	742,598
Retained earnings, subject to certain restrictions	931,979	903,300	880,582	866,895	862,570
Accumulated other comprehensive (loss) income	(23,757)	(758)	5,624	13,131	19,321
Treasury stock at cost and other	(41,456)	(41,542)	(41,273)	(43,462)	(42,890)
Total TCF Financial Corporation stockholders’ equity	1,899,282	1,886,138	1,863,393	1,768,002	1,749,951
Non-controlling interest in subsidiaries	15,684	20,299	16,759	12,995	14,890
Total equity	1,914,966	1,906,437	1,880,152	1,780,997	1,764,841
Total liabilities and equity	$18,302,600	$18,333,098	$18,244,552	$17,948,388	$17,716,521

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2013	2013	2013	2012	2012
ASSETS

Investments and other	1.89%	2.05%	1.61%	1.77%	2.09%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2.79	2.83	2.84	2.64	3.15
U.S. Treasury securities	-	.07	.07	-	-
Other securities	2.04	2.54	2.49	2.52	3.32
Total securities available for sale(3)	2.79	2.83	2.84	2.64	3.15
Loans and leases held for sale	7.51	8.74	6.82	8.00	7.89
Loans and leases:
Consumer real estate:
Fixed-rate	5.73	5.89	5.91	5.95	5.94
Variable-rate	5.10	5.13	5.08	5.07	5.04
Total consumer real estate	5.46	5.58	5.58	5.60	5.60
Commercial:
Fixed- and adjustable-rate	5.29	5.24	5.33	5.60	5.57
Variable-rate	3.62	3.55	3.51	3.55	3.77
Total commercial	4.79	4.76	4.86	5.10	5.14
Leasing and equipment finance	4.94	4.94	5.11	5.24	5.33
Inventory finance	6.01	5.96	6.16	6.11	6.19
Auto finance	4.70	4.97	5.23	5.53	5.97
Other	8.34	8.10	8.19	8.31	7.83
Total loans and leases	5.22	5.29	5.38	5.47	5.50

Total interest-earning assets	4.98	5.08	5.11	5.21	5.32

LIABILITIES

Interest-bearing deposits:
Checking	.06	.06	.09	.11	.12
Savings	.23	.18	.22	.29	.31
Money market	.28	.28	.31	.35	.38
Subtotal	.19	.16	.20	.25	.27
Certificates of deposit	.85	.87	.90	.92	.92
Total interest-bearing deposits	.33	.31	.34	.38	.38
Total deposits	.27	.25	.28	.32	.32
Borrowings:
Short-term borrowings	.59	.44	.40	.41	.24
Long-term borrowings	1.53	1.43	1.41	1.44	1.71
Total borrowings	1.52	1.42	1.41	1.41	1.66

Total interest-bearing liabilities	.47	.46	.49	.54	.58

Net interest margin	4.62	4.72	4.72	4.79	4.85

(1)  Annualized.

(2)  Yields are presented on a fully tax equivalent basis.

(3)  Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Sep. 30,	At Dec. 31,
	2013	2012
Computation of tangible realized common equity to tangible assets:
Total equity	$1,941,243	$1,876,643
Less: Non-controlling interest in subsidiaries	13,278	13,270
Total TCF Financial Corporation stockholders’ equity	1,927,965	1,863,373
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	6,829	8,674
Accumulated other comprehensive (loss) income	(17,598)	12,443
Tangible realized common equity	$1,449,854	$1,353,376

Total assets	$18,370,088	$18,225,917
Less:
Goodwill	225,640	225,640
Other intangibles	6,829	8,674
Tangible assets	$18,137,619	$17,991,603

Tangible realized common equity to tangible assets	7.99%	7.52%

	At Sep. 30,	At Dec. 31,
	2013	2012
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,729,992	$1,633,336
Total risk-weighted assets	15,224,820	14,733,203
Total tier 1 risk-based capital ratio	11.36%	11.09%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,729,992	$1,633,336
Less:
Preferred stock	263,240	263,240
Qualifying non-controlling interest in subsidiaries	13,278	13,270
Total tier 1 common capital	$1,453,474	$1,356,826

Total tier 1 common capital ratio	9.55%	9.21%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as Tangible Realized Common Equity to Tangible Assets and the Tier 1 Common Capital Ratio. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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